Exhibit 99.1
Darden Restaurants Reports Fiscal 2020 Fourth Quarter and Full Year Results;
And Provides Fiscal 2021 First Quarter Outlook

ORLANDO, Fla., June 25, 2020 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the fourth quarter and fiscal year ended May 31, 2020, which included a 53rd week of operations compared to 52 weeks last year.

Statement from Gene Lee, CEO.

The strategy we put in place five years ago helped us successfully navigate one of the most challenging periods in our Company’s history. When our dining rooms closed, our operators did an amazing job of reimagining the guest experience by staying true to our back-to-basics operating philosophy.

We benefited greatly from our competitive advantages that form the foundation of our strategy, especially our scale and our culture. Our scale allowed us to quickly react to constant change, while our team members displayed tremendous innovation, flexibility and passion as they continued to serve our guests. I’m incredibly proud of our teams and that our culture grew stronger during this time.

The full-service restaurant industry plays a vital role in our communities. As our industry continues to rebuild, there is significant opportunity to increase market share. Those executing at the highest level are going to win, and Darden is well positioned to take advantage of the opportunity.

Fourth Quarter 2020 Financial Highlights From Continuing Operations, Compared to Fourth Quarter Last Year

•
Total sales decreased 43.0% to $1.27 billion driven by negative blended same-restaurant sales of 47.7%, which was partially offset by an extra week of operations and the addition of 19 net new restaurants

•	Same-restaurant sales by segment and brand:

(39.2)% for Olive Garden	(63.1)% for the Fine Dining	(65.4)% for the Other Business
(45.3)% for LongHorn Steakhouse	(62.5)% for The Capital Grille	(58.5)% for Cheddar's Scratch Kitchen
	(65.2)% for Eddie V’s	(70.7)% for Yard House
(69.9)% for Seasons 52
(66.1)% for Bahama Breeze

•	Reported diluted net loss per share was $3.85 as compared to reported diluted net earnings per share of $1.67 last year

•
Adjusted diluted net loss per share was $1.24, after excluding approximately $2.61 primarily related to non-cash impairments on goodwill and trademark balances, restaurant-level and other assets, as compared to adjusted diluted net earnings per share of $1.76 last year*

* See the "Non-GAAP Information" below for more details

Fiscal 2020 Financial Highlights From Continuing Operations, Compared to Fiscal 2019

•	Total sales decreased 8.3% to $7.81 billion driven by negative blended same-restaurant sales of 11.0%, which was partially offset by the addition of 19 net new restaurants

•	Same-restaurant sales by segment and brand:

(8.6)% for Olive Garden	(13.9)% for the Fine Dining	(17.9)% for the Other Business
(8.8)% for LongHorn Steakhouse	(13.6)% for The Capital Grille	(17.1)% for Cheddar's Scratch Kitchen
	(15.2)% for Eddie V’s	(17.3)% for Yard House
(18.7)% for Seasons 52
(20.1)% for Bahama Breeze

•	Reported diluted net loss per share was $0.40 as compared to reported diluted net earnings per share of $5.73 last year

•
Adjusted diluted net earnings per share was $3.13, after excluding approximately $3.53 primarily related to non-cash impairments on goodwill and trademark balances, restaurant-level and other assets as well as non-cash pension settlement charges, as compared to adjusted diluted net earnings per share of $5.82 last year*

* See the "Non-GAAP Information" below for more details

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Beginning in fiscal 2020, our calculation of segment profit now excludes non-cash real estate related expenses. Fiscal 2019 segment profit has been restated to conform to the current year presentation.

	Q4 Sales			Q4 Segment Profit
($ in millions)	2020	2019	% Change	2020	2019	% Change
Consolidated Darden	$1,270.1	$2,229.1	(43.0)%
Olive Garden	$730.8	$1,107.0	(34.0)%	$66.8	$232.9	(71.3)%
LongHorn Steakhouse	$292.9	$484.4	(39.5)%	$10.9	$92.9	(88.3)%
Fine Dining	$61.7	$154.6	(60.1)%	$(9.2)	$32.1	(128.7)%
Other Business	$184.7	$483.1	(61.8)%	$(44.3)	$77.7	(157.0)%

	Annual Sales			Annual Segment Profit
($ in millions)	2020	2019	% Change	2020	2019	% Change
Consolidated Darden	$7,806.9	$8,510.4	(8.3)%
Olive Garden	$4,013.8	$4,287.3	(6.4)%	$732.8	$879.0	(16.6)%
LongHorn Steakhouse	$1,701.1	$1,810.6	(6.0)%	$261.9	$328.8	(20.3)%
Fine Dining	$541.1	$605.9	(10.7)%	$88.3	$124.6	(29.1)%
Other Business	$1,550.9	$1,806.6	(14.2)%	$137.3	$265.9	(48.4)%

Business Update
For fiscal 2021 first quarter to date through Sunday, June 21, Darden blended same-restaurant sales declined 33.2%. As of June 22, 91% of our dining rooms were open with at least limited capacity.

Same-restaurant sales performance for Darden and its reportable segments per week and for the quarter to date are as follows:

	WE 6/7	WE 6/14	WE 6/21*	QTD 6/21
Darden	(38.7)%	(31.8)%	(29.6)%	(33.2)%
Olive Garden	(35.6)%	(30.9)%	(27.6)%	(31.3)%
LongHorn Steakhouse	(29.9)%	(22.0)%	(21.7)%	(24.3)%
Fine Dining	(56.2)%	(48.2)%	(42.3)%	(48.1)%
Other Business	(50.2)%	(38.6)%	(38.6)%	(42.3)%

 * Includes Father's Day in both years

Sales for Olive Garden and LongHorn Steakhouse restaurants open with at least limited dining room capacity for the entire week, including To Go sales, are as follows:

Olive Garden	WE 6/7	WE 6/14	WE 6/21*
Total Sales per Restaurant	$72,739	$75,512	80,779
To Go Sales as % of Total	41%	38%	40%
Same-Restaurant Sales %	(26.2)%	(24.0)%	(21.4)%
# of Restaurants	598	680	729

LongHorn Steakhouse
Total Sales per Restaurant	$54,434	$60,460	$70,226
To Go Sales as % of Total	26%	24%	28%
Same-Restaurant Sales %	(17.9)%	(10.8)%	(13.8)%
# of Restaurants	369	394	426

 * Includes Father's Day in both years

Liquidity and Cash Balance
Based on week ending June 21 results, the Company is generating positive operating cash flow. With over $750 million of cash on hand as of June 22 and access to its $750 million credit facility, the Company has access to over $1.5 billion of liquidity.

“As we shifted to an off premise only model, we took a disciplined approach to pursue sales opportunities that drove incremental profitability and cash flow,” said CFO Rick Cardenas. “This approach, which focused on cash management while investing in our team members, resulted in a better liquidity position than we anticipated earlier in the fourth quarter and is the foundation of our first quarter financial outlook.”

Fiscal 2021 First Quarter Financial Outlook
Due to uncertainty surrounding future business performance stemming from COVID-19, the Company is providing a financial outlook for the current quarter instead of its usual practice of providing an annual outlook.
The financial outlook for the first quarter of fiscal 2021 is as follows:

•	Total sales of approximately 70% of prior year sales

•	EBITDA of at least $75 million*

•	Diluted net earnings per share from continuing operations greater than or equal to $0.00

•	Approximately 131 million weighted average diluted shares outstanding

Additionally, for the full year, the Company expects to open 35-40 net new restaurants and have total capital spending of $250 to $300 million.
* See the "Non-GAAP Information" below for more details

Annual Meeting of Shareholders
Darden will hold its Annual Meeting of Shareholders on September 23, 2020. The meeting will be held in a virtual format only. The record date for shareholders to vote in the Annual Meeting is July 29, 2020.

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, June 25 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/35167 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-833-470-0145 and enter passcode 9995451. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the impacts of the novel coronavirus (COVID-19) pandemic on our business and the response of governments and of our Company to the outbreak, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members or monitor and proactively respond to employee dissatisfaction, a failure to develop and recruit effective leaders, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, risks relating to public policy changes and federal, state and local regulation of our business, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations and EBITDA - earnings before interest, taxes, depreciation and amortization. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q4 Reported to Adjusted Earnings (Loss) Reconciliation
	Q4 2020				Q4 2019
$ in millions, except per share amounts	Earnings (Loss) Before Income Tax	Income Tax Expense (Benefit)	Net Earnings (Loss)	Diluted Net Earnings (Loss) Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings (Loss) from Continuing Operations	$(610.3)	$(130.6)	$(479.7)	$(3.85)	$217.9	$9.2	$208.7	$1.67
% Change vs Prior Year				(330.5)%
Adjustments:
Goodwill impairment[1]	169.2	9.2	160.0	1.29	—	—	—	—
Trademark impairment[1]	145.0	36.2	108.8	0.87	—	—	—	—
Restaurant-level impairments[2]	47.0	11.7	35.3	0.28	14.6	3.6	11.0	0.09
Other asset impairments[3]	28.8	7.2	21.6	0.17	—	—	—	—
Pension settlement adjustment[4]	(1.6)	(0.4)	(1.2)	(0.01)	—	—	—	—
International entity liquidation	—	(0.6)	0.6	0.01	—	—	—	—
Adjusted Earnings (Loss) from Continuing Operations	$(221.9)	$(67.3)	$(154.6)	$(1.24)	$232.5	$12.8	$219.7	$1.76
% Change vs Prior Year				(170.5)%

Annual Reported to Adjusted Earnings Reconciliation
	2020				2019
$ in millions, except per share amounts	Earnings (Loss) Before Income Tax	Income Tax Expense (Benefit)	Net Earnings (Loss)	Diluted Net Earnings (Loss) Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings (Loss) from Continuing Operations	$(161.0)	$(111.8)	$(49.2)	$(0.40)	$782.3	$63.7	$718.6	$5.73
% Change vs Prior Year				(107.0)%
Adjustments:
Goodwill impairment[1]	169.2	9.2	160.0	1.30	—	—	—	—
Trademark impairment[1]	145.0	36.2	108.8	0.89	—	—	—	—
Restaurant-level impairments[2]	47.0	11.7	35.3	0.29	14.6	3.6	11.0	0.09
Other asset impairments[3]	28.8	7.2	21.6	0.18	—	—	—	—
Pension settlement charge[4]	145.5	35.8	109.7	0.89	—	—	—	—
International entity liquidation	6.2	3.5	2.7	0.02	—	—	—	—
Adjusted Earnings from Continuing Operations	$380.7	$(8.2)	$388.9	$3.17	$796.9	$67.3	$729.6	$5.82
Impact of diluted shares[5]	—	—	—	(0.04)	—	—	—	—
Adjusted Diluted Earnings from Continuing Operations	$380.7	$(8.2)	$388.9	$3.13	$796.9	$67.3	$729.6	$5.82
% Change vs Prior Year				(45.5)%
1Non-cash goodwill and trademark impairments are related to the economic impact of COVID-19 on Darden’s overall market capitalization and the impact on Cheddar’s Scratch Kitchen cash flows, coupled with the relative recency of the addition of Cheddar’s to our portfolio.
2Fiscal 2020 non-cash asset impairments are related to the economic impact of COVID-19 on 11 underperforming restaurants we permanently closed during the fourth quarter and 9 other restaurants whose projected cash flows were not sufficient to cover their respective carrying values. Fiscal 2019 non-cash asset impairment charges relate to 4 underperforming restaurants whose projected cash flows were not sufficient to cover their respective carrying values. These were relatively newer locations we intended to continue to operate and focus on improving their results of operations.
3 Non-cash other asset impairments are related to the economic impact of COVID-19, approximately $15 million of which is related to inventory obsolescence and $14 million related to receivables we deemed uncollectible.

4 In April 2018, our Benefit Plans Committee approved the termination of our primary non-contributory defined benefit pension plan.  In fiscal 2020 the benefit obligation to plan participants was settled, resulting in a pension settlement charge.
5Due to the net loss from continuing operations for fiscal 2020, the effect of dilutive securities was excluded from the calculation of reported diluted loss per share. The adjusted diluted earnings per share calculation includes 1.4 million dilutive shares.

Fiscal 2021 First Quarter EBITDA Outlook Reconciliation
$ in millions
Net Earnings	$0
Income tax expense (benefit)	(25)
Interest, net	15
Depreciation and amortization	85
EBITDA	$75

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	5/31/20	5/26/19
Olive Garden	868	866
LongHorn Steakhouse	522	514
Cheddar's Scratch Kitchen	165	161
Yard House	81	79
The Capital Grille[1]	60	58
Seasons 52	44	44
Bahama Breeze	41	42
Eddie V's	23	21
Darden Continuing Operations	1,804	1,785
[1]Includes two The Capital Burger restaurants in fiscal 2020 and one in fiscal 2019.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	5/31/2020	5/26/2019	5/31/2020	5/26/2019
Sales	$1,270.1	$2,229.1	$7,806.9	$8,510.4
Costs and expenses:
Food and beverage	396.5	627.9	2,240.8	2,412.5
Restaurant labor	532.7	718.0	2,682.6	2,771.1
Restaurant expenses	330.4	379.4	1,475.1	1,477.8
Marketing expenses	31.4	68.4	238.0	255.3
General and administrative expenses	86.8	103.1	376.4	405.5
Depreciation and amortization	94.4	87.9	355.9	336.7
Impairments and disposal of assets, net	390.0	14.6	390.2	19.0
Total operating costs and expenses	$1,862.2	$1,999.3	$7,759.0	$7,677.9
Operating income	(592.1)	229.8	47.9	832.5
Interest, net	19.9	11.9	57.3	50.2
Other (income) expense, net	(1.7)	—	151.6	—
Earnings (loss) before income taxes	(610.3)	217.9	(161.0)	782.3
Income tax expense (benefit)	(130.6)	9.2	(111.8)	63.7
Earnings (loss) from continuing operations	$(479.7)	$208.7	$(49.2)	$718.6
Losses from discontinued operations, net of tax expense (benefit) of $0.7, $(0.5), $(0.9) and $(1.8), respectively	(0.3)	(0.7)	(3.2)	(5.2)
Net earnings (loss)	$(480.0)	$208.0	$(52.4)	$713.4
Basic net earnings per share:
Earnings (loss) from continuing operations	$(3.85)	$1.70	$(0.40)	$5.82
Losses from discontinued operations	(0.01)	(0.01)	(0.03)	(0.04)
Net earnings (loss)	$(3.86)	$1.69	$(0.43)	$5.78
Diluted net earnings per share:
Earnings (loss) from continuing operations	$(3.85)	$1.67	$(0.40)	$5.73
Losses from discontinued operations	(0.01)	—	(0.03)	(0.04)
Net earnings (loss)	$(3.86)	$1.67	$(0.43)	$5.69
Average number of common shares outstanding:
Basic	124.5	123.1	122.7	123.5
Diluted	124.5	124.9	122.7	125.4

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	5/31/2020	5/26/2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$763.3	$457.3
Receivables, net	49.8	88.3
Inventories	206.9	207.3
Prepaid income taxes	18.4	41.6
Prepaid expenses and other current assets	63.0	98.1
Total current assets	$1,101.4	$892.6
Land, buildings and equipment, net	2,756.9	2,552.6
Operating lease right-of-use assets	3,969.2	—
Goodwill	1,037.4	1,183.7
Trademarks	805.9	950.8
Other assets	275.3	313.1
Total assets	$9,946.1	$5,892.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$249.4	$332.6
Short-term debt	270.0	—
Accrued payroll	150.0	175.3
Accrued income taxes	6.2	11.6
Other accrued taxes	43.4	54.2
Unearned revenues	467.9	428.5
Other current liabilities	605.9	471.9
Total current liabilities	$1,792.8	$1,474.1
Long-term debt, less current portion	928.8	927.7
Deferred income taxes	56.1	156.9
Operating lease liabilities - non-current	4,276.3	—
Deferred rent	—	354.4
Other liabilities	560.9	587.1
Total liabilities	$7,614.9	$3,500.2
Stockholders’ equity:
Common stock and surplus	$2,205.3	$1,685.0
Retained earnings	143.5	806.6
Accumulated other comprehensive income (loss)	(17.6)	(98.2)
Unearned compensation	—	(0.8)
Total stockholders’ equity	$2,331.2	$2,392.6
Total liabilities and stockholders’ equity	$9,946.1	$5,892.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	5/31/2020	5/26/2019
Cash flows—operating activities
Net earnings (loss)	$(52.4)	$713.4
Losses from discontinued operations, net of tax	3.2	5.2
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	355.9	336.7
Impairments and disposal of assets, net	390.2	19.0
Stock-based compensation expense	53.0	59.8
Pension settlement charge	145.5	—
Change in current assets and liabilities and other, net	(178.0)	133.5
Net cash provided by operating activities of continuing operations	$717.4	$1,267.6
Cash flows—investing activities
Purchases of land, buildings and equipment	(459.9)	(452.0)
Proceeds from disposal of land, buildings and equipment	5.8	13.2
Cash used in business acquisitions, net of cash acquired	(55.8)	—
Purchases of capitalized software and changes in other assets, net	(34.1)	(23.8)
Net cash used in investing activities of continuing operations	$(544.0)	$(462.6)
Cash flows—financing activities
Net proceeds from issuance of common stock	525.9	59.3
Dividends paid	(322.3)	(370.8)
Repurchases of common stock	(330.3)	(207.5)
Proceeds from short-term debt, net	270.0	—
Other, net	(4.6)	34.8
Net cash provided by (used in) financing activities of continuing operations	$138.7	$(484.2)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(6.1)	(10.4)
Net cash used in discontinued operations	$(6.1)	$(10.4)

Increase in cash and cash equivalents	306.0	310.4
Cash and cash equivalents - beginning of period	457.3	146.9
Cash and cash equivalents - end of period	$763.3	$457.3